Exhibit 99

FOR:	THE SPORTSMAN’S GUIDE
411 Farwell Avenue
	South Saint Paul, Minn. 55075	FOR IMMEDIATE RELEASE
NASDAQ NMS: SGDE

CONTACT:	William P. Bartkowski
MeritViewPartners
612.605.8616
THE SPORTSMAN’S GUIDE ANNOUNCES THAT Q1 2006 REVENUES EXPECTED TO BE
ABOVE CURRENT ESTIMATES AND EPS ANTICIPATED AT HIGH END
Company Sets Date and Time for First Quarter Earnings Release and Conference Call
South St. Paul, Minn. (4/27/06) — The Sportsman’s Guide, Inc. (Nasdaq NMS: SGDE) announced today that it expects to report revenues for the quarter ended March 31, 2006 of approximately $71 million, above the current average estimate of $69.2 million and over 10% above the $64.6 million reported for the same period in 2005. It also noted that it anticipates reporting fully diluted earnings per share before the estimated impact of non-cash stock-based compensation of $.31 to $.32, at the high end of the current estimates and above the $.28 per share recorded last year. Company officials stated that it expects that after the impact of the stock-based compensation, earnings per share for the quarter will be $.26 to $.27; last year’s results did not include any stock-based compensation expense.
     The Sportsman’s Guide will release its first quarter results of operations before the opening of the market Wednesday, May 10, 2006. The Company will hold a conference call to discuss the results of the quarter at 10:30 a.m. CDT, May 10, 2006. Gregory R. Binkley, President and Chief Executive Officer of the Company, and Charles B. Lingen, Executive Vice President and Chief Financial Officer, will be present on the call. Participants may access the call by dialing 1-800-967-7141 and asking for The Sportsman’s Guide conference call. The call may also be accessed via the Internet at www.SportsmansGuideIR.com
     The Sportsman’s Guide is a multi-channel direct marketer of value-priced outdoor gear and general merchandise, with a special emphasis on outdoor clothing, outdoor equipment, sporting goods, golf apparel and equipment and footwear. The company sells through both Internet Web sites and catalogs. The Company’s websites include www.sportsmansguide.com, www.tgw.com, www.bargainoutfitters.com, www.baseballsavings.com and www.softballsavings.com. Investors can access information about the company at www.sportsmansguideir.com.
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This release contains forward looking statements which are subject to change based on various important factors, including but not limited to general economic conditions, a changing market environment for the Company’s products and the market acceptance of the Company’s catalogs, Internet sites and offerings.